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                                                                   Exhibit 10.28

                            SALES AGENCY AGREEMENT


          AGREEMENT, dated February 27, 1982, between ASHLAND COAL, INC., a corporation organized under the laws of Delaware, U.S.A. ("ACI") and SOCIEDAD ESPANOLA DE CARBON EXTERIOR, S.A., a company organized under the laws of Spain ("Carboex"):

                             W I T N E S S E T H:

          In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

          1. As used in this Agreement, "Spanish Customer" shall mean a company or any subsidiaries and affiliates thereof, other than Carboex and its subsidiaries and affiliates, which (i) consumes coal in Spain, (ii) is owned principally by Spanish interest, or (iii) is part of a business enterprise whose controlling management is headquartered in Spain.

          2. ACI hereby appoints Carboex as the exclusive agent for ACI for the purpose of selling, on behalf of ACI or its subsidiaries, coal to Spanish Customers for consumption in Spain.

          3. ACI shall pay to Carboex, as compensation for the services of Carboex under this Agreement, a commission (determined as specified in paragraph 4 of this Agreement) upon each ton of coal which is sold by ACI or any subsidiary of ACI to a Spanish Customer for consumption in Spain, and which is delivered and paid for. No commission shall be paid upon any coal not delivered and


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paid for, irrespective of the reason for such non-delivery or non-payment.
Carboex shall not be entitled to payment for any expenses incurred in connection with its services hereunder, it being understood that payment of the commission will be full compensation to Carboex.

          4. The commission payable to Carboex under paragraph 3 hereof shall be two percent of the selling price of the coal FOB the mine, irrespective of whether the actual selling price is on an FOB the mine basis. It is understood that when coal is transported by rail to a barge loading facility, the price of the coal FOB the mine means the price FOB the point of loading into the railcar. It is further understood that in Eastern Kentucky where coal is trucked directly from the mine to a barge loading facility, the price of the coal FOB the mine means the price FOB the point of loading into the barge.

          5. The commission shall be payable to Carboex within 10 days after the receipt of ACI of payment for the coal. 6. Carboex shall use its best efforts to promote the sale of ACI coal in Spain to the maximum extent possible compatible with the mandate by the government of Spain as to diversification of sources of supply. Carboex shall keep ACI informed as to Spanish markets. Except as otherwise agreed and subject to paragraph 7 and 8 hereof, it is the express understanding of the parties hereto that Carboex, as ACI's exclusive agent hereunder, will be in charge of all discussions with Spanish Customers as to coal for consumption in Spain.

          6. Carboex shall use its best efforts to promote the sale of ACI coal in Spain to the maximum extent possible compatible with the mandate by the government of Spain as to diversification of sources of supply. Carboex shall keep ACI informed as to Spanish markets. Except as otherwise agreed and subject to paragraph 7 and 8 hereof, it is the express understanding of the parties hereto that Carboex, as ACI's exclusive agent hereunder, will be in charge of all discussions with Spanish Customers as to coal for consumption in Spain.

          7. Except as otherwise expressly agreed, Carboex shall

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have no authority to bind ACI or its subsidiaries in any respect, to determine price of any other term of sale, to execute sales contracts or to receive payments from the purchaser. Such contracts shall be made in the name of ACI or its subsidiary.

          8. In the event Carboex fails to use its best efforts to sell ACI coal to customers located in Spain, ACI may give Carboex written notice of such failure, and if such failure is not cured within a period of six months from receipt of such notice, then ACI shall have the right to use its own sales force to sell such customers, but Carboex shall remain entitled to its commission under paragraph 3 of this Agreement and, when and if Carboex resumes good faith efforts to sell, ACI shall withdraw its sales force.

          9. Carboex shall not assign this Agreement without the prior written consent to ACI. ACI hereby consents to an assignment to a company in which Carboex has no less than a 51% ownership interest.

          10. ACI shall have the right to terminate this Agreement upon (i) consummation of a transaction as a result of which the ownership interest of Carboex in an assignee of this Agreement becomes less than 51%, (ii) consummation of a transaction as a result of which neither Carboex nor an affiliate of Carboex owns any shares of the capital stock of ACI, or (iii) aggregate sales of coal by ACI or its subsidiaries to all customers subsequent to execution of this Agreement reaching 649,000,000 tons. Carboex shall have the right to terminate this Agreement at any time upon two years' prior written notice to ACI.


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          11. This Agreement shall become effective upon consummation of the pending sale by Ashland Oil, Inc. to Carboex or its affiliate of 100 shares of the Class C capital stock of ACI.

          12. It is the intent of the parties of this Agreement that, so long as Carboex has "Unfilled Off-Take" as defined in that certain Coal Off-Take Agreement dated May 28, 1981, between ACI and Saarberg Coal International GmbH, as amended, ("COTA"), all quantities of coal upon which Carboex is entitled to a commission under this Agreement shall be deducted from Carboex's "Off-Take Tonnage" as defined in COTA. However, the parties also recognize that such deduction from Off-Take Tonnage may not always be appropriate. Therefore, in all circumstances, the parties hereto agree to review each contract subject to this paragraph 12 and further agree not to make any such deduction without the prior written consent of each party.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          ASHLAND COAL, INC.

                                          By: John B. Kebbish
                                              ----------------------------------
                                          Its: President
                                              ----------------------------------

                                          SOCIEDAD ESPANOLA DE CARBON EXTERIOR

                                          By: Jose Siera
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                                          Its: Chairman
                                              ----------------------------------